Exhibit 99.1

JDS Uniphase Closes Acquisition of Acterna, Inc.

SAN JOSE, CALIFORNIA, August 3, 2005 – JDS Uniphase Corporation (NASDAQ: JDSU; and TSX: JDU) today announced that it has completed its acquisition of Acterna, Inc., and is moving ahead with its integration plan. JDS Uniphase acquired privately held Acterna on a cash-free, debt-free basis for approximately $450 million in cash and approximately 200 million shares of JDS Uniphase common stock.

On May 23, 2005, JDS Uniphase announced the definitive agreement to acquire Acterna, a leading worldwide provider of broadband and optical test and measurement solutions for telecommunications and cable service providers and network equipment manufacturers. The acquisition doubles the size of JDS Uniphase’s addressable communications market to more than $5 billion, and expands the Company’s product portfolio to enhance the deployment of Internet Protocol (IP)-based data, voice and video services over optical long haul, metro, fiber-to-the-home, DSL and cable networks.

The acquisition of Acterna is expected to be financially accretive immediately. Based on un-audited results for the most recent fiscal year ended March 31, 2005, Acterna reported a gross margin in excess of 50 percent and earnings before income tax, depreciation or amortization (or EBITDA) of more than 11 percent of total revenues.

More details regarding the acquisition will be available during a conference call to discuss JDS Uniphase’s fourth quarter and fiscal 2005 results, scheduled to begin at 2:00 p.m. Pacific Time on Thursday, August 18, 2005. To access the live webcast, please visit JDS Uniphase’s website at www.jdsu.com/investors at least 30 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available from 3:30 p.m. Pacific Time on Thursday, August 18, 2005 until Thursday, September 1, 2005.

About JDS Uniphase

JDS Uniphase is the worldwide leading provider of broadband test & measurement solutions and optical products for communications, commercial and consumer markets. The Company offers test and measurement systems and services for telecommunications, cable service providers, and equipment manufacturers. In addition, the Company offers components, modules and subsystems for optical communication, display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information is available at www.jdsu.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to, any statements or implications regarding: (i) any expected benefits of the acquisition to JDS Uniphase, including, without limitation, expected revenue, cost savings or profit levels or customer benefits; (ii) the size of the industry addressed by Acterna and the expected growth thereof; or (iii) Acterna’s future revenue, gross margin or EBITDA levels, as a separate company prior to completion of the acquisition, or as a product group within JDS Uniphase after completion of the acquisition. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, the risks that (a) the acquired business will not be effectively integrated, such integration will be more costly or time-consuming than expected, or the combined business will not achieve expected financial results or synergies or otherwise perform as expected, (b) the products and technology of the acquired business will not perform as expected, or will not be accepted or purchased by our customers, (c) test and measurement market size assessments and growth expectations therefore may be erroneous as the test and measurement industry is highly segmented and has limited industry analyst coverage, (d) Acterna’s historical financial performance may not be indicative of future financial performance as, among other things, Acterna’s business is highly seasonal, and (e) those risks discussed from time to time in reports filed by JDS Uniphase Corporation with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and JDS Uniphase Corporation assumes no obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contacts

Media: Jayme Curtis, Public Relations, 408-546-7028 or jayme.curtis@jdsu.com

Investors: Jacquie Ross, Investor Relations, 408-546-4445, or investor.relations@jdsu.com